EXHIBIT 99.1

[DHB LOGO GOES HERE]  NEWS FROM DHB INDUSTRIES INC.
                      400 Post Avenue, Suite 303 * Westbury, NY 11590 T:516/997-1155 * F:516/997-1144 www.dhbindustries.com

                      COMPANY CONTACT:           Dawn Schlegel, CFO
                                                 DHB Industries Inc.
                                                 516/997-1155
                                                 dschlegel@dhbt.com

FOR IMMEDIATE RELEASE

                 DHB INDUSTRIES WILL VIGOROUSLY DEFEND LAWSUITS

Westbury, NY - September 22, 2005 - DHB Industries, Inc., operating principally in the field of body armor, announced that, since September 16, 2005, it has been served with a number of lawsuits, all of which contain similar allegations. One of the lawsuits is filed as a derivative action and names the Company and all of its directors as defendants. All of the other lawsuits are purported class actions and name the Company and all or some of its directors as defendants.

The lawsuits allege violations of the federal securities laws and/or state law claims based on purported fraud, misrepresentation, and breach of fiduciary duty. The central allegation in each lawsuit is that DHB public disclosures from April 2004 to August 2005 were false or misleading because they did not disclose certain information. The lawsuits allege that DHB's body armor products were defective and failed to meet the standards of its customers, and that these alleged facts should have been publicly disclosed. The lawsuits seek monetary damages and various forms of equitable relief. The Company adamantly denies that any of its public disclosures have been false or misleading.
These lawsuits followed DHB's announcement, on August 30, 2005, that it was discontinuing production of Zylon(R)-containing bullet resistant products due to the sudden, unexpected action of the National Institute of Justice (NIJ), a division of the Department of Justice, in issuing a Body Armor Standard Advisory Notice alerting law enforcement agencies of the potential risks associated with the use of Zylon(R) in body armor. As a result, the Company immediately announced on August 30, 2005 that it was implementing a replacement program to assist customers who presently have body armor containing Zylon(R).

As previously disclosed, the Company remains confident in the safety and performance of all of its body armor products, including those containing Zylon(R). The vast majority of body armor sold by the Company does not contain any Zylon(R). This includes substantially all of the body armor sold to branches of the U.S. Military. During the past five years, sales of body armor containing Zylon(R) made up less than 5% of the Company's total revenues. All of these models were certified by the NIJ before being sold to customers.

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The Company  cannot predict the outcome of the lawsuits or whether the Company's financial condition or results of operations may be materially affected as a result of the lawsuits. Because of their similarity, the Company believes that most or all of the lawsuits will be consolidated into a single action and that the Company will not be required to defend all of the lawsuits individually. The Company believes that the recently filed lawsuits are baseless and intends to vigorously defend them.

ABOUT DHB INDUSTRIES, INC.

DHB Industries Inc.'s Armor Group is in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (HTTP://WWW.POINTBLANKARMOR.COM) and Protective Apparel Corporation of America
(PACA) (HTTP://WWW.PACABODYARMOR.COM) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the US and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.
DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Target and Wal-Mart, as well as private label distributors such as Meijer, Amerisource, Cardinal Health, and CDMA.
DHB maintains facilities in Westbury, NY, Deerfield Beach, FL, Pompano Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.